Exhibit 21
Belcrest Capital Fund LLC Subsidiaries (as of December 31, 2009)
Belcrest Capital Fund LLC (the Fund) incorporates by reference the information in Appendix A to the Fund’s Annual Report on Form 10-K for the fiscal year ending December 31, 2009.

46